Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this amended Quarterly Report of Scores Holding Company, Inc.  (the “Company”) on Form 10-Q for the period ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard Rosenbluth, Chief Financial Officer and Principal Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending September 30, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the period ending September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of Scores Holding Company, Inc.

Date: July 8, 2013
/s/ Howard Rosenbluth
Howard Rosenbluth
Chief Financial Officer and Principal Financial Officer